Exhibit 10.27

Notice of Grant of Stock Options and Option Agreement	CorVel Corporation ID: 33-0282651 2010 Main Street Suite 600 Irvine, California 92614

Donald C. McFarlane

ID:

You have been granted an option to acquire CorVel Corporation (the “Corporation”) common stock (the “Common Stock”) as follows:

Non-Qualified Stock Option Grant No.	004960
Date of Grant	11/4/2013
Stock Option Plan	1988
Option Price Per Share	$40.24
Total Number of Shares Granted	4,800.00
Total Price of Shares Granted	$193,152.00
Expiration Date	11/4/2018

Provided you continue to be a Service Provider (as defined in the Stock Option Agreement attached hereto as Exhibit A) throughout the specified period, the Option will become exercisable in accordance with Schedule A.

Optionee (and Optionee’s spouse) hereby agree(s) that the option is granted pursuant to and in accordance with the express terms and conditions of the Stock Option Agreement and the Corporation’s Restated Omnibus Incentive plan.

/s/ Richard Schweppe	11/12/13
CorVel Corporation	Date

/s/ Donald C. McFarlane	11/12/13
Donald C. McFarlane	Date

Spouse	Date

Section 16 Insiders Discretionary Option Grant Program

CorVel Corporation

Stock Option Agreement

A.The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board (or the board of directors of any Parent or Subsidiary) and consultants and advisors who provide services to the Company (or any Parent or Subsidiary).

B.Optionee is to render valuable services to the Company (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of an option to Optionee.

C.All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

Now, therefore, it is hereby agreed as follows:

1.Grant of Option.  Subject to and upon the terms and conditions set forth in this Agreement, Optionee is hereby granted, as of the Grant Date, an option to purchase the Option Shares.  The Option Shares shall be purchasable from time to time during the option term at the Exercise Price.

2.Option Term.  This option shall expire at the close of business on the Expiration Date, unless sooner terminated in accordance with this Agreement.

3.Limited Transferability.

(a)During Optionee’s lifetime, this option shall be exercisable only by Optionee and shall not be assignable or transferable other than by will, by the laws of descent and distribution following the Optionee’s death, or to any “Family Member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act), provided that Optionee may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer. This assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Company may deem appropriate.

(b)Should Optionee die while holding this option, then this option shall be transferred in accordance with Optionee’s will or the laws of inheritance. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon Optionee’s death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee’s death.

4.Exercisability.  This option shall become exercisable in one or more installments as specified in the Grant Notice.  As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term.

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5.Effect of Cessation of Service.

(a)Should Optionee cease to be a Service Provider for any reason (other than death, Permanent Disability or Misconduct) while this option is outstanding, then this option shall remain exercisable until the earlier of (i) the expiration of the three month period commencing with the date of such cessation of Service Provider status or (ii) the Expiration Date.

(b)Should Optionee cease to be a Service Provider by reason of Permanent Disability or death while this option is outstanding, then the option shall remain exercisable until the earlier of (i) the expiration of the twelve month period commencing with the date of such cessation of Service Provider status or (ii) the Expiration Date.

(c)Should Optionee cease to be a Service Provider due to termination for Misconduct, then this option shall terminate immediately.

(d)During the limited period of post-service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which the option is exercisable at the time Optionee ceased to be a Service Provider.  This option shall, immediately when Optionee ceases to be a Service Provider for any reason, terminate with respect to any Option Shares for which this option is not otherwise at that time exercisable.  Upon the expiration of the limited post-service exercise period or (if earlier) upon the Expiration Date, this option shall terminate entirely.

6.Effect of Corporate Transaction.

(a)This option, to the extent outstanding at the time of a Corporate Transaction but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of such Corporate Transaction, become exercisable for all of the Option Shares at the time subject to this option.  However, this option shall not become exercisable on such an accelerated basis, if and to the extent: (i) this option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any Option Shares for which this option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent payout in accordance with the same exercise schedule for those Option Shares set forth in the Grant Notice.

(b)Upon the consummation of the Corporate Transaction, this option shall terminate, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

(c)If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee as a result of the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

(d)This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.Adjustment in Option Shares.  Should any change be made to the Common Stock by reason of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, exchange of shares, reorganization, merger, consolidation, split-up, spin-off, or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (a) the total number and/or class of securities subject to this option and (b) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

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8.Stockholder Rights.  The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option in accordance with the provisions of Paragraph 9, paid the Exercise Price and become a holder of record of the purchased shares.

9.Manner of Exercising Option.

(a)In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i)Execute and deliver to the Company (A) a Notice of Exercise, in substantially the form attached hereto as Exhibit I, that specifies the number of Option Shares for which the option is being exercised and (B) any additional documents which the Committee may, in its discretion, deem advisable.

(ii)Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A)cash or check payable to the Company’s order;

(B)shares of Common Stock held by Optionee for the requisite period necessary to avoid a charge to the Company’s reported earnings and valued at Fair Market Value on the Exercise Date; or

(C)through a special sale and remittance procedure pursuant to which Optionee is to provide irrevocable written instructions (1) to a brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, an amount sufficient to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal and state income and employment taxes required to be withheld by the Company by reason of such purchase and (2) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

(iii)Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iv)Make appropriate arrangements with the Company (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

(b)If payment of the exercise price is made by means of the surrender of shares of Common Stock which are subject to certain restrictions, the number of shares of Common Stock issued upon the exercise of the option equal to the number of shares of restricted stock surrendered shall be subject to the same restrictions as the restricted stock that was surrendered.

(c)Except to the extent the sale and remittance procedure specified in Paragraph 9(a)(ii)(C) is utilized in connection with the option exercise, payment of the option price for the purchased shares must accompany the Notice of Exercise.

(d)Assuming Optionee does not sell the purchased shares of Common Stock on the Exercise Date, as soon as practical after the Exercise Date, the Company shall either (i) issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto, or (ii) instruct the Company’s transfer agent to make a book-entry reflecting the purchase on its stockholder ledger.

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(e)In no event may this option be exercised for any fractional shares.

10.Tax Withholding.  The Committee may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of Securities and Exchange Commission Rule 16b-3 or any successor rule or regulation) provide Optionee (if Optionee is an Employee) with the election to surrender previously acquired shares of Common Stock or have shares withheld in satisfaction of the tax withholding obligations.  To the extent necessary to avoid adverse accounting treatment, the number of shares that may be withheld for this purpose shall not exceed the minimum number needed to satisfy the applicable income and employment tax withholding rules.  If Common Stock is used to satisfy the Company's tax withholding obligations, the shares of Common Stock shall have been held by Optionee for the requisite period necessary to avoid a charge to the Company’s reported earnings  and shall be valued at their Fair Market Value when the tax withholding is required to be made.

11.Compliance with Laws and Regulations.

(a)The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange (or the Nasdaq Stock Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b)The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained.  The Company, however, shall use reasonable efforts to obtain all such approvals.

12.Successors and Assigns.  Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, Optionee’s assigns, the legal representatives, heirs and legatees of Optionee’s estate and any beneficiaries of this option designated by Optionee.

13.Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices.  Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice.  All notices shall be deemed effective upon personal delivery or three days after deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14.Construction.  This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall prevail.  All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

15.Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to its conflict-of-laws rules.

16.No Employment/Service Contract.  Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue to be a Service Provider of the Company (or any Parent or Subsidiary) for any period of specific duration or otherwise interfere with or restrict in any way the rights of the Company (or such Parent or Subsidiary) or Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service Provider status at any time and for any reason whatsoever, with or without cause.

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EXHIBIT I

NOTICE OF EXERCISE OF STOCK OPTION

I hereby notify CorVel Corporation (the “Company”) that I, _______________________, elect to purchase __________ shares of Common Stock of the Corporation (the “Purchased Shares”) at an option price of $ _________ per share (the “Option Price”) pursuant to the option (the “Option”) granted to me on ____________.

My option was granted as a non-qualified stock option.  I will need to report taxable income at the time I exercise this Option and pay the corresponding withholding tax (the “Withholding Tax”) to the Corporation.  The Withholding Tax is computed on the difference between the Option Price and the Fair Market Value of the stock on the date I exercise the Option.

Concurrently with the delivery of the Exercise Notice to the Chief Financial Officer of the Corporation, I shall hereby pay to the Corporation the Option Price and Withholding Tax for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.

Date	Optionee’s Signature

If applicable, print name in exact manner it is to appear on the stock certificate:

Optionee’s Mailing Address:

Address to which certificate is to be sent, if different from address above:

Brokerage Account Information
(Broker Name, Contact Info., Account #)

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APPENDIX

The following definitions shall be in effect under this Agreement:

A.Agreement shall mean this Stock Option Agreement.

B.Board shall mean the Board of Directors of the Company.

C.Common Stock shall mean shares of the Company’s common stock, $0.0001 par value.

D.Code shall mean the Internal Revenue Code of 1986, as amended.

E.Committee shall mean a committee designated by the Board to administer the Plan, which initially shall be the compensation committee of the Board. The Committee shall be comprised of at least two directors but not less than such number of directors as shall be required to permit awards granted under the Plan to qualify under Rule 16b-3 under the Securities Act and Section 162(m) of the Code, and each member of the Committee shall be a “Non-Employee Director ” within the meaning of Rule 16b-3 under the Securities Act and an “Outside Director” within the meaning of Section 162(m) of the Code.

F.Company shall mean CorVel Corporation, a Delaware corporation, or any corporate successor which shall assume the Plan.

G.Corporate Transaction shall mean any of the following transactions for which the approval of the Company’s stockholders is obtained:

(i)a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company’s incorporation,

(ii)the sale, transfer or other disposition of all or substantially all of the assets of the Company to any entity other than a parent or subsidiary of the Company, or

(iii)any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company’s outstanding voting stock is transferred to holders different from those who held such fifty percent (50%) or greater interest immediately prior to such merger.

H.Employee shall mean an individual for whom the Company or one or more of its Parent or Subsidiaries reports his or her earnings on a Form W-2.

I.Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9.

J.Exercise Price shall mean the exercise price per Option Share as specified in the Grant Notice.

K.Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

L.Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)If the Common Stock is at the time listed on the Nasdaq National Market or the Nasdaq Capital Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or the Nasdaq Capital Market and published in The Wall Street Journal.

(ii)If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock

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Exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal.

(iii)If the Common Stock is not listed on the Nasdaq National Market, Nasdaq Capital Market or a national securities exchange, the Fair Market Value shall be the average of the closing bid and ask prices of the Common Stock on that day as reported by the Nasdaq bulletin board or any comparable system on that day.

(iv)If the Common Stock is not traded included in the Nasdaq bulletin board or any comparable system, the Fair Market Value shall be the average of the closing bid and ask prices on that day as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

(v)If the date in question is not a trading day, then the Fair Market Value shall be determined based on prices for the trading day prior to the date in question.

M.Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

N.Grant Notice shall mean the Notice of Grant of Stock Option accompanying this Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

O.Misconduct shall mean any of the following:

(i)Optionee’s intentional misconduct or continuing gross neglect of duties which materially and adversely affects the business and operations of the Company or any Parent or Subsidiary employing Optionee;

(ii)Optionee’s unauthorized use or disclosure of (or attempt to use or disclose) confidential information or trade secrets of the Company or any Parent or Subsidiary; or

(iii)Optionee’s commission of an act involving embezzlement, theft, fraud, falsification of records, destruction of property or commission of a crime or other offense involving money or other property of the Company or any Parent or Subsidiary employing Optionee.

The reasons for termination of Optionee as a Service Provider set forth in this subparagraph are not intended to be an exclusive list of all acts or omissions which the Company (or any Parent or Subsidiary) may deem to constitute misconduct or other grounds for terminating Optionee (or any other individual).

P.Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

Q.Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit I.

R.Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

S.Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

T.Parent shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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U.Permanent Disability shall have the meaning assigned to “permanent and total disability” as set forth in Code Section 22(e)(3).

V.Plan shall mean the CorVel Corporation Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan).

W.Securities Act shall mean the Securities Act of 1933, as amended.

X.Service Provider shall mean an individual who renders service on a periodic basis to the Company, its Parent and/or any of its Subsidiaries as an Employee, a non-Employee member of the board of directors or a consultant or independent advisor.

Y.Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange, or any other national stock exchange.

Z.Subsidiary shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided such corporation (other than the last corporation in the unbroken chain) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  For purposes of all Non-Statutory Option grants under the Plan and all Corporate Transaction provisions of the Plan, the term “Subsidiary” shall also include any partnership, joint venture or other business entity of which the Company owns, directly or indirectly through another entity, more than a fifty percent (50%) interest in voting power, capital or profits.

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Schedule A: Performance Option

CORVEL CORPORATION

Percentage of shares earned by tranche

CY 2014, 2015, 2016

	CY 2014	CY 2015	CY 2016
EPS Target for each calendar year	$1.65	$1.90	$2.09
Percentage of option grant for tranche (totals 100%)	30%	30%	40%
To earn 100% of tranche (105% of EPS target)	$1.73	$1.99	$2.19
To earn 80% of tranche (100% of EPS target)	$1.65	$1.90	$2.09
To earn 30% of tranche (95% of EPS target)	$1.57	$1.80	$1.98
EPS at Zero (90% of EPS target)	$1.49	$1.71	$1.88

CORVEL CORPORATION

Shares earned by EPS number by Tranche year

CY 2014, 2015, 2016

Option grant:	4800	Shares option grant

CY 2014 Tranche	1440	30% of total grant
CY 2015 Tranche	1440	30% of total grant
CY 2016 Tranche	1920	40% of total grant

	CY 2014			CY 2015			CY 2016
	Percentage	Shares		Percentage	Shares		Percentage	Shares
$1.49	0.0%	0	$1.71	0.0%	0	$1.88	0.0%	0
$1.50	3.8%	54	$1.72	3.3%	48	$1.89	3.0%	58
$1.51	7.5%	108	$1.73	6.7%	96	$1.90	6.0%	115
$1.52	11.3%	162	$1.74	10.0%	144	$1.91	9.0%	173
$1.53	15.0%	216	$1.75	13.3%	192	$1.92	12.0%	230
$1.54	18.8%	270	$1.76	16.7%	240	$1.93	15.0%	288
$1.55	22.5%	324	$1.77	20.0%	288	$1.94	18.0%	346
$1.56	26.3%	378	$1.78	23.3%	336	$1.95	21.0%	403
$1.57	30.0%	432	$1.79	26.7%	384	$1.96	24.0%	461
$1.58	36.3%	522	$1.80	30.0%	432	$1.97	27.0%	518
$1.59	42.5%	612	$1.81	35.0%	504	$1.98	30.0%	576
$1.60	48.8%	702	$1.82	40.0%	576	$1.99	34.5%	663
$1.61	55.0%	792	$1.83	45.0%	648	$2.00	39.1%	751
$1.62	61.3%	882	$1.84	50.0%	720	$2.01	43.6%	838
$1.63	67.5%	972	$1.85	55.0%	792	$2.02	48.2%	925
$1.64	73.8%	1,062	$1.86	60.0%	864	$2.03	52.7%	1,012
$1.65	80.0%	1,152	$1.87	65.0%	936	$2.04	57.3%	1,100
$1.66	82.5%	1,188	$1.88	70.0%	1,008	$2.05	61.8%	1,187
$1.67	85.0%	1,224	$1.89	75.0%	1,080	$2.06	66.4%	1,274
$1.68	87.5%	1,260	$1.90	80.0%	1,152	$2.07	70.9%	1,361
$1.69	90.0%	1,296	$1.91	82.2%	1,184	$2.08	75.5%	1,449
$1.70	92.5%	1,332	$1.92	84.4%	1,216	$2.09	80.0%	1,536
$1.71	95.0%	1,368	$1.93	86.7%	1,248	$2.10	82.0%	1,574
$1.72	97.5%	1,404	$1.94	88.9%	1,280	$2.11	84.0%	1,613
$1.73	100.0%	1,440	$1.95	91.1%	1,312	$2.12	86.0%	1,651
			$1.96	93.3%	1,344	$2.13	88.0%	1,690
			$1.97	95.6%	1,376	$2.14	90.0%	1,728
			$1.98	97.8%	1,408	$2.15	92.0%	1,766
			$1.99	100.0%	1,440	$2.16	94.0%	1,805
						$2.17	96.0%	1,843
						$2.18	98.0%	1,882
						$2.19	100.0%	1,920

Notwithstanding anything to the contrary in this Schedule A or the Stock Option Agreement to which this Schedule A is attached, the Company shall have the right, in its sole discretion, with or without the consent of the Optionee, to amend this Schedule A to adjust any or all of the targets, dates and/or target EPS amounts as it deems equitable to recognize unusual or non-recurring events, including, but not limited to the Company’s acquisition of another business entity or assets, a corporate merger or other consolidation, or the sale or discontinuation of significant business operations or business units of the Company; changes in tax laws or accounting procedures; and any other extraordinary circumstances.